EXHIBIT 3.33

                    SECOND AMENDED AND RESTATED TRUST AGREEMENT (as may be amended or modified from time to time, this “Agreement” or this “Trust Agreement”), dated as of July 25, 2005, between ARBY’S HOLDINGS, LLC, a Delaware limited liability company (“Holdings”) and WILMINGTON TRUST COMPANY, a Delaware banking corporation, as Trustee (the “Trustee”).

                    WHEREAS, Holdings and the Trustee entered into that certain Trust Agreement, dated as of August 7, 2000 (the “Original Trust Agreement”), pursuant to which Arby’s IP Holder Trust, a Delaware statutory trust (the “Trust”) was formed in accordance with the Delaware Statutory Trust Act, 12 Del. C. §3801 et. seq. (the “Statutory Trust Act”);

                    WHEREAS, Holdings and the Trustee entered into that certain Amended and Restated Trust Agreement, dated as of November 21, 2000 (the “First Amended and Restated Trust Agreement”);

                    WHEREAS, the Trust has satisfied and discharged an indenture relating to certain outstanding indebtedness of the Trust and the Trust is no longer required to be a special purpose vehicle; and

                    WHEREAS, pursuant to Section 11.1 of the First Amended and Restated Trust Agreement, in accordance with the foregoing recitals and as set forth below, the parties hereto wish to amend and restate the First Amended and Restated Trust Agreement to provide for the operation of the Trust.

                    NOW THEREFORE, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

                    1.1. Certain Definitions. For all purposes of this Agreement, the following terms shall have the following meanings:

                    “Agreement” has the meaning set forth in the preamble.

                    “Arby’s” means Arby’s, LLC, a Delaware limited liability company.

                    “Arby’s IP” means (a) all of Arby’s trademarks and service marks, whether registered or unregistered, and whether currently used or hereafter developed, trademark applications and trademark registrations and all of Arby’s other intellectual property rights, in each case currently or hereafter employed by Arby’s in connection with the Arby’s® branded business, including all of Arby’s rights to the current and hereafter developed proprietary and/or confidential information, inventions, discoveries, patents, trade names, copyrights, moral rights, jingles, software, shop rights, licenses, developments, research data, designs, technology, test procedures, processes, route lists, computer programs, computer discs, computer tapes, literature, know-how, systems of operation, procedures, trade secrets, techniques, standards and specifications that are necessary to (i) offer and sell Arby’s® branded franchises in the United States and Canada, (ii) serve as “franchisor” under the Franchise Agreements and (iii) otherwise administer Arby’s® branded franchise network in the United States and Canada; and (b) all good will symbolized by the Arby’s IP and that portion of Arby’s business in connection with which Arby’s has a bona fide intent to use those trademarks for which Arby’s has an application currently pending in the relevant office that was filed on an intent-to-use basis. The Arby’s IP does not include any trademarks or intellectual property rights, whether currently or hereafter employed by Arby’s in connection with non-Arby’s® branded products whether or not sold in Arby’s® branded restaurants.

                    “Certificateholder” shall mean the Person in whose name a Certificate is registered in the Certificate Register.

                    “Certificate Register” has the meaning set forth in Section 3.2(a) hereof.

                    “Certificate Registrar” has the meaning set forth in Section 3.2(a) hereof.

                    “Certificates” means the certificates issued by the Trust, each evidencing undivided beneficial interests in the Trust and executed by the Trustee, substantially in the form of Exhibit A hereto.

                    “Corporate Trust Office” means the office of the Trustee located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890.

                    “Expenses” has the meaning set forth in Section 8.2 hereof.

                    “Fiscal Year” has the meaning set forth in Section 6.4 hereof.

                    “Holder” shall mean a Certificateholder.

                    “Holdings” has the meaning set forth in the introductory paragraph to this Agreement.

                    “Indemnified Party” has the meaning set forth in Section 8.2 hereof.

                    “IP Contribution Agreement” means the Contribution Agreement, dated as of November 21, 2000, between Holdings and the Trust.

                    “IP Servicer” shall mean Arby’s, as servicer under the IP Servicing Agreement.

                    “IP Servicing Agreement” means the Amended and Restated Servicing Agreement dated as of the date hereof, between the Trust and the IP Servicer, as amended, modified or supplemented from time to time.

                    “License Agreement” means the License and Security Agreement (U.S. and Canada) dated November 21, 2000, between Arby’s Franchise Trust and the Trust, and as amended from time to time.

                    “Majority Certificateholders” has the meaning set forth in Section 4.2 hereof.

                    “1933 Act” means the Securities Act of 1933, as amended, and the applicable published rules and regulations thereunder.

                    “1940 Act” means the Investment Company Act of 1940, as amended, and the applicable published rules and regulations thereunder.

                    “Original Trust Agreement” has the meaning set forth in the recitals to this Agreement.

                    “Percentage Interest” means, with respect to any Certificate, the percentage of the aggregate of all beneficial interests in the Trust represented by such Certificate.

                    “Person” means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

                    “Record Date” means, with respect to any date for payment in respect of the Certificates, the last day of immediately preceding calendar month.

                    “Statutory Trust Act” has the meaning set forth in the preamble.

                     “Transfer” has the meaning set forth in Section 3.3(b) hereof.

                    “Trust” has the meaning set forth in the recitals to this Agreement.

                    “Trust Agreement” has the meaning set forth in the preamble to this Agreement.

                    “Trust Property” means the property contributed to or acquired by the Trust pursuant to this Agreement, including, without limitation, the Arby’s IP contributed to the Trust pursuant to the IP Contribution Agreement and other property acquired pursuant to the License Agreement, and all distributions, payments, income, earnings or proceeds thereon.

                    “Trustee” has the meaning set forth in the preamble to this Agreement.

                    “Trustee Lien” has the meaning set forth in Section 8.3 hereof.

                    1.2.  Other Defined Terms.

                              (a)  Each term defined in the singular form in Section 1.1 or elsewhere in this Agreement shall mean the plural thereof when the plural form of such term is used in this Agreement and each term defined in the plural form in Section 1.1 shall mean the singular thereof when the singular form of such term is used herein.

                              (b)  The words “hereof,” “herein,” “hereunder” and similar terms when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, subsection, schedule and exhibit references herein are references to articles, sections, subsections, schedules and exhibits to this Agreement unless otherwise specified.

                    1.3.  Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

                    1.4.  Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.”

ARTICLE II

ORGANIZATION

                    2.1.  Name. The trust continued hereby shall be known as “Arby’s IP Holder Trust”, in which name the Trustee may, subject to the limitations described herein, acquire, hold, maintain, protect, preserve and dispose of the Trust Property, execute contracts and other instruments on behalf of the Trust and sue and be sued.

                    2.2.  Office. The office of the Trust in Delaware shall be in care of the Trustee, addressed to Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration, or at such other address as the Trustee may designate by notice to the Certificateholders. The principal place of business of the Trust shall be located at 1000 Corporate Drive, Fort Lauderdale, Florida 33334-3651, or at such other address as the IP Servicer may designate by notice to the Certificateholders.

                    2.3.  Purposes and Powers. The purpose of the Trust is, and the Trust shall have the power and authority, to engage in any lawful act or activity for which a statutory trust may be formed under the Statutory Trust Act, including without limitation, (i) to hold and administer the Arby’s IP and any other intellectual property rights hereafter developed or acquired by the Trust, including without limitation, intellectual property rights acquired pursuant to the terms of the License Agreement; (ii) to license the Arby’s IP to Arby’s IP Holder Trust pursuant to the License Agreement (iii) to license the Arby’s IP for uses that do not conflict or interfere with the rights granted to Arby’s IP Holder Trust under, and are otherwise in compliance with, the License

Agreement, including, without limitation, uses under Permitted Licenses (as defined in the License Agreement); and (iv) to engage in such other activities as may be required in connection with conservation of the Trust Property and the making of distributions to the Certificateholders.

                    2.4.  Appointment of the Trustee. Holdings appointed Wilmington Trust Company as trustee with respect to the Trust effective as of the date of the Original Trust Agreement, to have all the rights, powers and duties set forth herein, and Wilmington Trust Company accepted such appointment and agrees to act as Trustee hereunder.

                    2.5.  Initial Capital Contribution of Trust Property. The Trustee hereby acknowledges, on behalf of the Trust, receipt of in trust from Holdings of the property transferred and assigned to the Trust pursuant to the IP Contribution Agreement, which shall constitute the Trust Property of the Trust on the date of this Trust Agreement. Holdings or an affiliate of Holdings shall pay or cause to be paid the organizational expenses of the Trust as they have heretofore been incurred or hereafter may arise or shall, upon the request of the Trustee, promptly reimburse the Trustee for any such reasonable expenses paid by the Trustee.

                    2.6.  Declaration of Trust. The Trustee hereby declares that it will hold the Trust Property in trust upon and subject to the terms and conditions set forth herein for the use and benefit of the Certificateholders. It is the intention of the parties hereto that the Trust constitute a statutory trust under the Statutory Trust Act, that this Trust Agreement amend and restate the Original Trust Agreement in its entirety and that this Trust Agreement constitutes the governing instrument of the Trust.

                    2.7.  Liabilities of the Trust. The Certificateholders and their respective successors and assigns shall not be liable for any expenses, liabilities and obligations of the Trust, including, without limitation, any obligations in respect of the License Agreement, and the Certificateholders shall be entitled to the same limitation of personal liability extended to stockholders of corporations organized under the General Corporation Law of the State of Delaware.

                    2.8.  Title to Property. Legal title to all the Trust Property shall be vested at all times in the Trust as a separate legal entity, except where applicable law in any jurisdiction requires title to any part of the Trust Property to be vested in the Trustee, in which case title shall be deemed to be vested in the Trustee, or a co-trustee or separate trustee, as the case may be. The Certificateholders shall not have legal title to any part of the Trust Property. No Transfer, by operation of law or otherwise, of any right, title or interest of the Certificateholders to and in their ownership interest in the Trust shall operate to terminate this Trust Agreement or the trust hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Trust Property.

                    2.9.  Officers. Pursuant to Section 3806(b)(7) of the Statutory Trust Act, there shall be appointed as agents of the Trust such officers of the Trust (“Officers”) as the Majority Certificateholders may deem to be advisable, and shall consist of at least a President, a Secretary and a Treasurer. The current officers of the Trust are identified in Schedule A attached hereto. The additional or successor Officers of the Company shall be chosen by the Majority Certificateholders. The Majority Certificateholders may also choose one or more Vice Presidents, Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers. The Officers of the Trust shall hold office until their successors are appointed by the Majority Certificateholders. Any Officer may (i) resign his or her office upon notice to the Trust or (ii) be removed at any time, with or without cause, by the Majority Certificateholders. Any vacancy occurring in any office of the Trust shall be filled by the Majority Certificateholders as they deem advisable. The salaries of all Officers and agents of the Trust shall be fixed by or in the manner prescribed by the Majority Certificateholders. The Trustee shall not be responsible for supervising the Officers. The following Officers shall have the following duties:

                              (a)  President. The President shall be the chief executive officer of the Trust, and shall be responsible for the general and active management of the business of the Trust and shall see that all proper orders and resolutions of the Certificateholders and directions of the IP Servicer are carried into effect. The President or any other Officer authorized by the President shall execute all bonds, mortgages and other contracts authorized by the Trust, except: (i) where required by law or this Agreement, including Sections 3.1, 3.4 and 6.1, to be otherwise signed and executed; and (ii) where signing and execution thereof shall be expressly delegated by the Majority Certificateholders to some other Officer or agent of the Trust.

                              (b)  Vice President. In the absence of the President or in the event of the President’s inability to act, the Vice President, if any (or in the event there be more than one Vice President, the Vice Presidents), shall perform the duties of the President, and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents, if any, shall perform such other duties and have such other powers as the Majority Certificateholders may from time to time prescribe.

                              (c)  Secretary and Assistant Secretary. The Secretary shall be responsible for filing legal documents and maintaining records for the Trust. The Secretary shall attend all meetings of the Certificateholders and record all the proceedings of the meetings of the Trust in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or shall cause to be given, notice of all meetings of the Certificateholders, and shall perform such other duties as may be prescribed by Majority Certificateholders or the President, under whose supervision the Secretary shall serve. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Majority Certificateholders (or if there be no such determination, then in order of their election), shall, in the absence of the Secretary or in the event of the Secretary’s inability to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Majority Certificateholders may from time to time prescribe.

                              (d)  Treasurer and Assistant Treasurer. The Treasurer shall keep full and accurate accounts of receipts and disbursements in books belonging to the Trust and shall deposit all moneys and other valuable effects in the name and to the credit of the Trust in such depositories as may be designated by the IP Servicer. The Treasurer shall disburse the funds of the Trust as may be ordered by the Majority Certificateholders, taking proper vouchers for such disbursements, and shall render to the President and to the Certificateholders, when a Certificateholder so requires, an account of all of the Treasurer’s transactions and of the financial condition of the Trust. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Majority Certificateholders (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer’s inability to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Majority Certificateholders may from time to time prescribe.

                              (e)  Officers as Agents. The Officers, to the extent of their powers set forth in Sections 2.9 and 2.10 of this Agreement or otherwise vested in them by the Majority Certificateholders not inconsistent with this Agreement, are agents of the Trust for the purpose of the Trust’s business and the actions of the Officers taken in accordance with such powers shall bind the Trust.

                              (f)  Duties of Officers. Except to the extent otherwise provided herein, each Officer shall have the fiduciary duties of loyalty and care similar to that of officers of corporations organized under the General Corporation Law of the State of Delaware, as amended.

                    2.10.  Authority of Officers. Any Officer is authorized from time to time, to the extent not in breach of the provisions of this Agreement, to take any other action that is consistent with and related or incidental to, and necessary, convenient or advisable for, the accomplishment of the purposes of the Trust set forth in Section 2.3 hereof.

ARTICLE III

CERTIFICATES AND TRANSFER OF INTERESTS

                    3.1.  Single Class of Beneficial Interests; Issuance of Certificates.

                              (a)  The Trust is hereby authorized to issue Certificates in a single class. Holdings is the current Certificateholder and owns 100% of the beneficial interests in the Trust.

                              (b)  Any Certificate issued pursuant to this Trust Agreement shall be substantially in the form of Exhibit A hereto and shall be executed by manual signature on behalf of the Trustee by one of its Authorized Officers. Certificates bearing the manual signature of an individual who was, at the time when such signature was affixed, authorized to sign on behalf of the Trustee shall be validly issued and entitled to the benefits of this Trust Agreement, notwithstanding that such individual has ceased to be so authorized prior to the delivery of such Certificate or does not hold such office at the date of such Certificate. Each Certificate shall be dated the date of its issuance.

                    3.2.  Registration and Transfer of Certificates.

                              (a)  The Trustee (or a Person appointed by the Trustee to act as registrar of the Trust) (the “Certificate Registrar”) shall maintain at its chief executive office a register (the “Certificate Register”) for the registration and Transfer of Certificates. Each Certificate shall be transferable only upon the Certificate Register. No transferee of a Transfer shall have any right or power to consent or vote as provided hereunder, unless and until such time as such Transfer is registered.

                              (b)  Subject to Section 3.3 hereof, the registered Certificateholder (in person or by his attorney duly authorized in writing) of any Certificate may Transfer all or any portion of the beneficial interest in the Trust evidenced by such Certificate only upon surrender thereof (accompanied by a written instrument of Transfer and with such signature guarantees and evidence of authority of the Persons signing the instrument of Transfer as the Certificate Registrar may reasonably require) to the Certificate Registrar accompanied by any other documents required hereunder. Promptly upon the receipt of such documents and receipt by the Certificate Registrar of the transferor’s Certificate, the Certificate Registrar shall record in the Certificate Register the name of the transferee as a Certificateholder. Subject to the satisfaction of such conditions, upon surrender for registration of Transfer of any Certificate at the office or agency maintained by the Certificate Registrar, the Trustee shall execute and deliver in the name of the designated transferee or transferees one or more new Certificates in authorized denominations of a like aggregate amount dated the date of the issuance by the Trust. Subsequent to a Transfer and upon the issuance of the new Certificate or Certificates, the Certificate Registrar shall cancel and destroy the Certificate surrendered to it in connection with such Transfer.

                    3.3.  Limitation on Transfer of Certificates.

                              (a)  The Certificates will only be sold and transferable to U.S. Persons. Purchasers (including nominees of beneficial owners) of the Certificates must represent that they are individuals or entities that are U.S. Persons.

                              (b)  No sale, assignment, transfer or other disposition (“Transfer”) of a Certificate or any beneficial interest in the Trust shall be made to any Person unless such Transfer is exempt from the registration requirements of the 1933 Act and any applicable state securities laws or is made in accordance with said 1933 Act and applicable state laws. Accordingly, no Certificate (or any interest therein) may be Transferred, directly or indirectly, to any Person unless:

(i) the proposed transferee shall have delivered to the Certificate Registrar

                              (A)  an investment letter (in substantially the form attached hereto as Exhibit B) executed by such proposed transferee in form and substance reasonably satisfactory to the Certificate Registrar and the IP Servicer, certifying to the Trust, the Trustee and the Certificate Registrar that such proposed transferee is a “qualified institutional buyer” under Rule 144A under the 1933 Act and a “qualified purchaser” within the meaning of the 1940 Act which is not formed for the purpose of investing in the Trust (except when each beneficial owner of such transferee is a “qualified purchaser” for the purpose of the 1940 Act) and has received the necessary consent from its beneficial owners when the purchaser is a private investment company formed before April 30, 1996 without loss of any applicable exemption under the 1940 Act, which investment letter shall not be an expense of the Trust, the Trustee, the Certificate Registrar, the IP Servicer, or any Certificateholder;

(B) if requested by the Certificate Registrar, the IP Servicer or the Trustee, an opinion of counsel to the effect set forth in clause (A) above;

                              (C)  a Certificate of Non-Foreign Status (in substantially the form attached hereto as Exhibit C) executed by such proposed transferee, acceptable to and in form and substance reasonably satisfactory to the Certificate Registrar and the IP Servicer, which Certificate shall not be an expense of the Trust, the Trustee, the Certificate Registrar, the IP Servicer, or any Certificateholder; and

(ii) the transferor shall have delivered to the Certificate Registrar, the Trust and the Trustee an officer’s certificate of the transferor certifying as follows:

                              (A)  the transferor reasonably believes that the proposed transferee is a qualified institutional buyer as defined in Rule 144A and also a qualified purchaser under the 1940 Act, which is not formed for the purpose of investing in the Trust (except when each beneficial owner of the transferee is a qualified purchaser for the purpose of the 1940 Act) and has received the necessary consent from its beneficial owners when the purchaser is a private investment company formed before April 30, 1996 without loss of any applicable exemption under the 1940 Act;

(B) the registration of the Transfer to the proposed transferee is to be made in reliance upon the exemption from registration under the 1933 Act contained in Rule 144A; and

(C) the transferor understands that none of the Trust, the Certificate Registrar or the Trustee is obligated to register the Certificates under the 1933 Act or any other securities law and that any

Transfer in violation of the provisions of this Section 3.3 shall be void ab initio; and

                              (iii)  the transferee shall have delivered to the Trustee an opinion of counsel that the Trust is not, and after giving effect to such proposed Transfer, will not be, an “investment company” as defined in the 1940 Act.

The Holder of a Certificate desiring to effect such Transfer shall, and does hereby agree to, indemnify the Trust, the Trustee, the Certificate Registrar, the IP Servicer, and each other Certificateholder against any liability that may result if the Transfer is not so exempt or is not made in accordance with such federal and state laws.

                              (c) No service charge shall be made for any registration of Transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any Transfer or exchange of Certificates.

                              (d) Each Certificate shall bear the following legend:

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“1933 ACT”), OR WITH ANY SECURITIES REGULATORY AUTHORITY IN ANY JURISDICTION OR THE SECURITIES LAWS OR “BLUE SKY” LAWS OF ANY STATE AND HAS BEEN ISSUED IN RELIANCE UPON AN EXEMPTION PROVIDED IN THE 1933 ACT AND APPLICABLE STATE SECURITIES AND BLUE SKY LAWS. THE TRUST HAS NOT BEEN REGISTERED UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (“1940 ACT”). THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF (EACH, A “TRANSFER”) UNLESS SUBSEQUENTLY REGISTERED UNDER THE 1933 ACT AND APPLICABLE STATE SECURITIES AND BLUE SKY LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE (AND EITHER THE CERTIFICATE REGISTRAR, THE TRUST OR THE ISSUER TRUSTEE MAY REQUIRE AN OPINION OF COUNSEL TO SUCH EFFECT PRIOR TO EFFECTING ANY SUCH TRANSFER). EACH PURCHASER OF THIS CERTIFICATE IS HEREBY NOTIFIED THAT THE SELLER OF THIS CERTIFICATE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE 1933 ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS CERTIFICATE AGREES FOR THE BENEFIT OF THE TRUST THAT (A) THIS CERTIFICATE MAY BE OFFERED, RESOLD OR OTHERWISE TRANSFERRED, ONLY (I) TO A PERSON WHOM THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE 1933 ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A AND ALSO A QUALIFIED PURCHASER (AS DEFINED IN THE 1940

ACT), WHICH IS NOT FORMED FOR THE PURPOSE OF INVESTING IN THE TRUST (EXCEPT WHEN EACH BENEFICIAL OWNER OF THE TRANSFEREE IS A QUALIFIED PURCHASER FOR THE PURPOSES OF THE 1940 ACT) AND HAS RECEIVED THE NECESSARY CONSENT FROM ITS BENEFICIAL OWNERS WHEN THE PURCHASER IS A PRIVATE INVESTMENT COMPANY FORMED BEFORE APRIL 30, 1996 WITHOUT LOSS OF ANY APPLICABLE EXEMPTIONS UNDER THE 1940 ACT; (II) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT, SUBJECT TO THE TRUST’S AND THE CERTIFICATE REGISTRAR’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (a) PURSUANT TO THIS CLAUSE (II) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND (b) PURSUANT TO CLAUSE I OR THIS CLAUSE II, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON EACH SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR, OR (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. TRANSFER OF THIS CERTIFICATE IS SUBJECT TO COMPLIANCE WITH ADDITIONAL REQUIREMENTS SET FORTH IN SECTION 3.3 OF THE SECOND AMENDED AND RESTATED TRUST AGREEMENT OF THE TRUST, DATED AS OF JULY 25, 2005, AS AMENDED FROM TIME TO TIME. ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE TRUST, THE ISSUER TRUSTEE OR ANY INTERMEDIARY.

THIS CERTIFICATE MAY BE SOLD AND IS TRANSFERABLE ONLY TO U.S. PERSONS. PURCHASERS AND TRANSFEREES (INCLUDING NOMINEES OF BENEFICIAL OWNERS) OF THIS CERTIFICATE MUST REPRESENT THAT THEY ARE INDIVIDUALS OR ENTITIES THAT ARE U.S. PERSONS (GENERALLY, CITIZENS OR RESIDENTS OF THE U.S. AND CORPORATIONS OR PARTNERSHIPS ORGANIZED UNDER THE LAWS OF THE UNITED STATES), AND EACH MUST PROVIDE A CERTIFICATE OF NON-FOREIGN STATUS UNDER PENALTIES OF PERJURY.

THIS CERTIFICATE MAY NOT BE TRANSFERRED, DIRECTLY OR INDIRECTLY, TO ANY TRANSFEREE UNLESS SUCH PROPOSED

TRANSFEREE REPRESENTS AND WARRANTS TO THE TRUST AND THE CERTIFICATE REGISTRAR THAT SUCH PROPOSED TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN WHICH IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR (ii) A PLAN DESCRIBED IN SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR (iii) A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN DESCRIBED IN (i) OR (ii) ABOVE.

                              (e) None of the Trust, the Certificate Registrar or the Trustee is obligated to register the Certificates under the 1933 Act or any other securities law. Any Transfer in violation of the provisions of this Section 3.3 shall be void ab initio.

                    3.4.  Lost, Stolen, Mutilated or Destroyed Certificates. If (i) any mutilated Certificate is surrendered to the Trustee, or (ii) the Trustee receives evidence to its satisfaction that any Certificate has been destroyed, lost or stolen, and upon proof of ownership satisfactory to the Trustee, together with such security or indemnity as may be requested by the Trustee to save it and the Issuer harmless, the Trustee shall execute and deliver in exchange for the Certificate so mutilated, destroyed, lost or stolen, a new Certificate of like tenor and denomination and bearing a different issue number, with such notations, if any, as the Trustee shall determine.

                    3.5.  Persons Deemed Certificateholders. Prior to due presentation of a Certificate for registration of Transfer, the Trustee, the Certificate Registrar or the Treasurer of the Trust may treat the Person in whose name any Certificate is registered in the Certificate Register as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.1 hereof and for all other purposes whatsoever, and none of the Trust, the Trustee, the Certificate Registrar or the Treasurer of the Trust shall be bound by any notice to the contrary.

                    3.6.  Maintenance of Office or Agency. The Trustee and the Certificate Registrar shall maintain an office or offices or agency or agencies where Certificates may be registered for transfer and where notices and demands to or upon the Trustee in respect of the Certificates and this Agreement may be served. The Trustee, in such capacity and in its capacity as the Certificate Registrar, initially designates the Corporate Trust Office as its office for registration of Transfer or exchange and its address set forth in Section 11.5 hereof as its office for notices and demands. The Trustee shall give prompt written notice to each Certificateholder of any change in the location of the Certificate Register or the Corporate Trust Office.

ARTICLE IV

CONCERNING THE CERTIFICATEHOLDERS

                    4.1.  Action by Certificateholders with Respect to Certain Matters. Without limiting the rights of Certificateholders under Section 4.2 hereof, the

Certificateholders shall have no right, power and authority to call meetings of Certificateholders or to direct the Trustee and the Officers in the management of the affairs of the Trust except as expressly provided herein. Without limiting the generality of the foregoing, (x) the Trustee and (y) the Officers solely for the purposes Sections 4.1(i), (vi), (vii), (ix) and (xi), shall not have the power, without the prior consent of the Majority Certificateholders, to (i) terminate the Trust, except in accordance with Section 9.1 hereof; (ii) execute on behalf of the Trust any agreement, instrument or document that would obligate the Trust to make a payment or payments in excess of $2,500, whether in consideration of services rendered to the Trust or property acquired by the Trust or otherwise, except pursuant to the specific authority granted to the Trustee by Section 6.3 hereof; (iii) pledge, bargain, sell, warrant, alienate, remise, convey, assign, transfer, or create or grant a lien upon or security interest in or a right of set off against, Trust Property; (iv) confess a judgment against the Trust; (v) possess Trust Property, or assign the Trust’s right in specific property, for other than a Trust purpose; (vi) admit a Person as an additional or successor trustee of the Trust, except in accordance with Article X hereof; (vii) admit a Person as an additional or successor Certificateholder of the Trust, except in accordance with Article III hereof; (viii) cause the Trust to lend any funds to any Person; (ix) change the Trust’s purposes and powers from those set forth in Section 2.3 hereof; (x) initiate any claim or lawsuit by the Trust (except claims or lawsuits brought at the direction of the IP Servicer) or compromise any action, claim or lawsuit brought by or against the Trust (except at the direction of the IP Servicer); (xi) elect to file an amendment to the Certificate of Trust (unless such amendment is required to be filed under Chapter 38 of Title 12 of the Delaware Code); or (xii) confess a judgment against the Trust.

                    4.2.  Majority Control. Unless unanimous action of the Certificateholders is expressly required by the terms of this Trust Agreement, any action which may be taken, or any consent or instructions which may be given by the Certificateholders under this Trust Agreement may be taken or given by the registered Certificateholders holding Certificates representing in the aggregate more than fifty percent (50%) of the Percentage Interests at the time of such action (in each such case, the “Majority Certificateholders”). Any written notice of the Certificateholders delivered pursuant to this Trust Agreement shall be effective if signed by the Majority Certificateholders at the time of the delivery of such notice. The Trustee shall not be required to give notice to the other Certificateholders of any action pursuant to the direction of the Majority Certificateholders as a condition to the effectiveness of such action, but shall promptly deliver copies of all such notices to all Certificateholders.

                    4.3.  Representations, Warranties and Covenants of Certificateholders.

                              (i) Holdings, in its capacity as the current 100% Certificateholder, hereby represents and warrants to the Trustee that this Trust Agreement has been duly and validly authorized, executed and delivered by, and constitutes a legal, valid and binding agreement of, Holdings, enforceable against Holdings in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

                              (b) Each Certificateholder, prior to its acceptance of a Certificate whether from the Trust or pursuant to a Transfer shall (i) comply with the provisions of Section 3.3(e) hereof and (ii) establish its non-foreign status by submitting to the Certificate Registrar and the Trustee an IRS Form W-9 and a completed Certificate of Non-Foreign Status in substantially the form set forth as Exhibit C hereto.

ARTICLE V

APPLICATION OF TRUST FUNDS

                    5.1.  Distributions.

                              (a) Distributions on the Certificates shall be made by the Trustee to the Certificateholders at the times and in the aggregate amounts determined from time to time by the Majority Certificateholders. All distributions on the Certificates shall be made on a pro rata basis based upon their respective Percentage Interests.

                              (b) In the event that any withholding tax is imposed on the distributions (or allocations of income) to a Certificateholder, such tax shall reduce the amount otherwise distributable to the Certificateholder. The Treasurer of the Trust is hereby authorized and directed to retain or cause to be retained from amounts otherwise distributable to the Certificateholders sufficient funds for the payment of any tax that is shown as due on a tax return filed pursuant to Section 6.5(a)(iii) hereof, or otherwise assessed against the Trust by any governmental authority (but such authorization shall not prevent the Trust (with the consent of the Certificateholders) or the affected Certificateholder, from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to a Certificateholder shall be treated as cash distributed to such Certificateholder at the time it is withheld by the Treasurer of the Trust and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a non-U.S. Certificateholder), the Treasurer of the Trust may in its sole discretion withhold such amounts in accordance with this Section 5.1(b).

                    5.2.  Method of Payment. Distributions to be made to Certificateholders shall be made to each Certificateholder of record on the preceding Record Date either (i) in the case of any Certificateholder who has provided appropriate written wire transfer instructions to the Certificate Registrar at least five business days prior to such payment date, wire transfer in immediately available funds to the account of such Holder specified in such instructions or (ii) in the case of any other Certificateholder, by check mailed to such Certificateholder at the address of such Holder appearing in the Certificate Register.

ARTICLE VI

AUTHORITY AND DUTIES OF THE ISSUER TRUSTEE

                    6.1. General Authority. The Trustee is authorized from time to time to take such action as the Certificateholders (pursuant to Section 4.2 or 6.7 hereof) direct to the extent not in breach of the provisions of this Agreement.

                    6.2. General Duties. It shall be the duty of the Trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Trust Agreement and to administer the Trust in the interest of the Certificateholders, in accordance with the provisions of this Trust Agreement.

                    6.3. Specific Authority. The Trustee is hereby authorized and directed to take the following action upon the direction of the IP Servicer (together with receipt of such Periodic Filings in suitable form for execution and/or filing) take all action and make all periodic filings in all appropriate government offices necessary or desirable to maintain the valid existence of the Trust under the Statutory Trust Act.

                    6.4. Fiscal Year. The fiscal year of the Trust shall be a year of 52 or 53 weeks ending on the Sunday closest to December 31 in each year, unless otherwise required by the Code (the “Fiscal Year”); provided, however, the Trust shall be permitted to amend, at any time, its Fiscal Year.

                    6.5. Duties; Accounting and Reports to the Certificateholders, the Internal Revenue Service and Others; Available Information; Servicing Agreements.

                         (a) The Certificateholder with the greatest Percentage Interest shall be obligated (i) to maintain or cause to be maintained the books and records of the Trust on Fiscal Year basis on the accrual method of accounting, (ii) to deliver or cause to be delivered to each Certificateholder, within six months of the end of each Fiscal Year, a copy of the annual financial statement, if any, of the Trust for such Fiscal Year, (iii) to file or cause to be filed such tax returns relating to the Trust (including information returns), and make such elections, (iv) to cause such tax returns to be signed in the manner required by law, and (v) to collect or cause to be collected or withhold or cause to be withheld any withholding tax required by the Code to be withheld by the Trust with respect to distributions to Certificateholders who are nonresident aliens or foreign corporations. The Trust also shall enter into the IP Servicing Agreement, which shall obligate the IP Servicer to provide certain administrative, servicing and collection supervision services in connection with the Trust Property.

                         (b) In the event that there exists more than one Certificateholder:

                              (i) Within six months after the end of each calendar year, the Certificateholder with the greatest Percentage Interest shall cause the Trust to provide to each Certificateholder an Internal Revenue Service Form “K-1” or any successor schedule and supplemental information, if required by law, to enable each Certificateholder to file its federal and state income tax returns.

                              (ii) Separate capital accounts shall be maintained by the Certificateholder with the greatest Percentage Interest for each Certificateholder in accordance with applicable tax accounting principles. Each such account shall initially equal the amount of money and the fair market value of property contributed to the Trust by the Certificateholder for its interest in the Trust and shall be (A) increased by the distributive share of profits and capital gains allocable to such Certificateholder, and (B) decreased by the amount of any cash, and the fair market value of any non-cash assets, distributed to such Certificateholder by the Trust pursuant to this Agreement, and by such Certificateholder’s distributive share of losses.

                              (iii) For each Fiscal Year of the Trust, net profits shall be allocated among the Certificateholders in such manner as to cause their ending capital accounts (prior to any reduction for distributions for such year and to the extent possible) to reflect their respective rights to current and future distributions with respect to income and the return of their investment. The intent of such allocation is to cause each Certificateholder to be allocated an amount of net profits equal to the amount accrued in favor of such Certificateholder in accordance with its Percentage Interest. For each Fiscal Year of the Trust, net losses shall be allocated among the Certificateholders in such manner as to reflect the order and amount in which they would respectively bear the economic burden of such losses and then in accordance with their respective Percentage Interests.

                              (iv) The tax returns of the Trust shall be prepared by the Certificateholder with the greatest Percentage Interest in such a manner as to fairly reflect the respective interest in the Trust of each Certificateholder in accordance with the principles of the regulations under Code Section 704(b) and the preceding paragraph. Any unexpected adjustments, allocations or distributions shall be offset by allocations of items of income and gain as quickly as possible in accordance with the qualified income offset provisions of the Code Section 704(b) regulations.

                              (v) If during any Fiscal Year of the Trust there is a change in any Certificateholder’s interest as a result of the issuance, Transfer or redemption of any Certificates, profits and losses shall be allocated among the Certificateholders so as to reflect their varying interests in the Trust during the period. The allocation shall be made using the “interim closing of the books” method or any other method permissible under Code Section 706 selected by the Certificateholder with the greatest Percentage Interest. Such Certificateholder shall determine when any transferee of a Certificate shall be deemed admitted to the “partnership” for federal income tax purposes. Any transferee shall succeed to that portion of the assignor’s capital account attributable to the interest so transferred.

                              (vi) The maintenance of capital accounts by the Certificateholder with the greatest Percentage Interest on behalf of the Trust is solely for the preparation of the Trust’s income tax returns, and is not intended to confer rights upon any third parties. No Certificateholder shall have, by reason of its capital account, any right to demand or receive any property or cash from the Trust or any obligation to contribute such items to the Trust. No creditor of the Trust shall be deemed a third party beneficiary of any obligation of any Certificateholder by reason of its capital account to contribute capital or make loans or advances to the Trust.

                    6.6. Signature of Returns. The Officers shall sign on behalf of the Trust the tax returns and other Periodic Filings of the Trust, unless applicable law requires an owner to sign such documents, in which case an authorized signatory of Holdings shall sign such documents.

                    6.7. Right to Receive Instructions. In the event that the Trustee is unable to decide between alternative courses of action, or is unsure as to the application of any provision of this Trust Agreement, or such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Trust Agreement permits any determination by the Trustee or is silent or is incomplete as to the course of action which the Trustee is required to take with respect to a particular set of facts, the Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Certificateholders requesting instructions in accordance with Section 4.2 hereof and, to the extent that the Trustee shall have acted, or refrained from acting, in good faith in accordance with any such instructions received from the Certificateholders, the Trustee shall not be liable on account of such action or inaction to any Person. If the Trustee shall not have received appropriate instructions within fifteen days of such notice (or within such shorter period of time as may be reasonably specified in such notice) the Trustee may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Trust Agreement, as the Trustee shall deem to be in the best interests of the Certificateholders, and the Trustee shall have no liability to any Person for such action or inaction except to the extent described in the second sentence of Section 7.1 hereof.

                    6.8. No Duties Except as Specified in this Trust Agreement or in Instructions. The Trustee shall not have any duty or obligation to manage, make any payment in respect of, register, record, sell, reinvest, dispose of, create, perfect or maintain title or any security interest in, or otherwise deal with the Trust Property, to prepare or file any report or other document, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Trustee is a party, except as expressly provided by the terms of this Trust Agreement, and no implied duties or obligations shall be read into this Trust Agreement against the Trustee. The Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any valid liens on any part of the Trust Property which result from valid claims against the Trustee personally that are not related to the ownership or the administration of the Trust Property.

                    6.9. No Action Except Under Specified Documents or Instructions. The Trustee shall not manage, control, use, sell, reinvest, dispose of or otherwise deal with any part of the Trust Property except (i) in accordance with the powers granted to and the authority conferred upon the Trustee pursuant to this Trust Agreement, or (ii) in accordance with instructions delivered to the Trustee pursuant to Section 4.2 or Section 6.7 hereof.

ARTICLE VII

CONCERNING THE TRUSTEE

                    7.1. Acceptance of Trusts and Duties.

                         (a) The Trustee accepts the trust hereby created and agrees to perform its duties hereunder with respect to the same but only upon the terms of this Trust Agreement. Except (1) for the Trustee’s own willful misconduct or gross negligence, (2) for liabilities arising from the failure by the Trustee to perform obligations expressly undertaken by it in the last sentence of Section 6.8 hereof, or (3) for taxes, fees or other charges on, based on or measured by any fees, commissions or compensation received by the Trustee in connection with any of the transactions contemplated by this Trust Agreement, the Trustee shall not be personally liable under any circumstances, including, without limitation:

(i) for any error of judgment made in good faith by an Authorized Officer of the Trustee;

                         (ii) for any action taken or omitted to be taken by the Trustee in good faith in accordance with the instructions of the IP Servicer or Certificateholders made in accordance with Section 4.2 or 6.7 hereof;

(iii) for any representation, warranty, covenant, agreement or indebtedness of the Trust;

                         (iv) for or in respect of the validity or sufficiency of this Trust Agreement or for the due execution hereof by any party hereto other than the Trustee, or for the form, character, genuineness, sufficiency, value or validity of any Trust Property; and

                         (v) for any action or inaction of any officer or the IP Servicer, and the Trustee shall not be responsible for performing or supervising the performance of any obligation under this Trust Agreement that is required to be performed by the IP Servicer under the IP Servicing Agreement.

                         (b) No provision of this Trust Agreement (other than Section 6.8 hereof) shall require the Trustee to expend or risk its personal funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder, if the Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it.

                    7.2. Furnishing of Documents. The Trustee shall furnish to the Certificateholders, promptly upon receipt of a request therefor, duplicates or copies of all material reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Trustee hereunder (other than documents originated by or otherwise furnished to such Certificateholders).

                    7.3. Reliance; Advice of Counsel.

                         (a) The Trustee may rely conclusively on, and shall be protected in acting or refraining from acting when doing so, in each case in accordance with any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner or ascertainment of which is not specifically prescribed herein, the Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or any assistant treasurer or the secretary or any assistant secretary of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

                         (b) In the exercise or administration of the trusts hereunder, the Trustee (i) may act directly or, at the expense of the Trust (subject to Section 4.1(ii) hereof), through agents or attorneys pursuant to agreements entered into with any of them, and the Trustee shall not be liable for the default or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Trustee with reasonable care; and (ii) may, at the expense of the Trust (subject to Section 4.1(ii) hereof), consult with counsel, accountants and other skilled persons to be selected with reasonable care and employed by it, and the Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons.

                    7.4. Doing Business in Other Jurisdictions. Notwithstanding anything contained herein to the contrary, the Trustee shall not be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will (i) require the registration with, licensing by or the taking of any other similar action by or with respect to the Trustee in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware; (ii) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivisions thereof in existence on the date hereof other than the State of Delaware becoming payable by the Trustee; or (iii) subject the Trustee to personal jurisdiction in any jurisdiction other than the State of Delaware for causes of action arising from acts unrelated to the consummation of the transactions by the Trustee contemplated hereby. The Trustee shall be entitled to obtain advice of counsel (which advice shall be an expense of the Certificateholders) to determine whether any action required to be taken pursuant to this Trust Agreement results in the consequences described in clause (i), (ii) or (iii) of the preceding sentence. In the event that said counsel advises the Trustee that such action will result in such consequences, the Trustee may appoint an additional trustee pursuant to Section 10.2 hereof to proceed with such action.

                    7.5. Not Acting in Individual Capacity. Except as expressly provided in this Article VII, in accepting the trusts hereby created the Trustee acts solely as trustee hereunder and not in its individual capacity, and all Persons having any claim against the Trustee by reason of the transactions contemplated by this Trust Agreement shall look only to the Trust Property for payment or satisfaction thereof.

ARTICLE VIII

COMPENSATION OF TRUSTEE

                    8.1. Trustee’s Fees and Expenses. The Trustee shall be entitled to such compensation and expense reimbursements from the Trust as shall be set forth in a separate agreement between the Trustee and Arby’s.

                    8.2. Indemnification. The Trust shall be liable for, and hereby agrees to indemnify the Trustee and any co-trustee or separate trustee appointed pursuant to Section 10.1 hereof and their respective successors, assigns, agents and servants (each an “Indemnified Party”), from and against, any and all liabilities, obligations, losses, damages, taxes (other than taxes incurred by such Indemnified Party as the result of the payment of fees and expenses pursuant to Section 8.1 hereof), claims, actions, suits, costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, “Expenses”) which may be imposed on, incurred by or asserted at any time against an Indemnified Party (whether or not indemnified against by other parties) in any way relating to or arising out of this Trust Agreement, the administration of the Trust Property or the action or inaction of the Trustee hereunder; provided, however, that the Trust shall not be liable for expenses that arise out of the gross negligence or willful misconduct of an Indemnified Party. The indemnities contained in this Section 8.2 shall survive the termination of this Trust Agreement. The indemnities of the Trustee contained in this Section 8.2 extend only to the Trustee in its individual capacity and shall not be construed as indemnities of the Trust Property.

                    8.3. Lien on Trust Property. Subject to the limitations provided in Section 8.2 hereof, the Trustee shall have a lien (“Trustee Lien”) on the Trust Property for any indemnity due hereunder which lien shall be prior to all other liens.

                    8.4. Payments to the Trustee. Any amounts paid to the Trustee from the Trust Property pursuant to this Article VIII shall be deemed not to be part of the Trust Property immediately after such payment.

ARTICLE IX

DISSOLUTION AND TERMINATION OF TRUST

                    9.1. Dissolution and Termination of Trust.

                         (a) The Trust shall dissolve and the Trust Property shall be distributed to the Certificateholders in accordance with their respective Percentage Interests, upon the receipt of the written consent of all Certificateholders. Upon the completion of the winding up of the Trust, including the payment or the making reasonable provision for payment of all obligations of the Trust in accordance with Section 3808(e) of the Statutory Trust Act, the Trustee shall file a certificate of cancellation with the Delaware Secretary of State in accordance with Section 3810 of the Statutory Trust Act, at which time the Trust and this Agreement (other than Article VIII) shall terminate. The Certificateholder with the greatest Percentage Interest shall act as the liquidator of the Trust and shall be responsible for directing the Trustee to take all required actions in connection with winding up the Trust.

                         (b) The bankruptcy, dissolution, death or incapacity of Holdings, any Certificateholder or any Servicer shall not operate to terminate this Trust Agreement, nor entitle such Certificateholder’s or Servicer’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Property, nor otherwise affect the rights, obligations and liabilities of the parties hereto.

                    9.2. No Dissolution by Certificateholders. No Certificateholder, individually or acting jointly with any other Certificateholder or Certificateholders, shall be entitled to dissolve or revoke the trust established hereunder, except as provided in Section 9.1(a).

ARTICLE X

SUCCESSOR TRUSTEES AND ADDITIONAL TRUSTEES

                    10.1. Resignation of Trustee; Appointment of Successor.

                         (a) The Trustee may resign at any time without cause by giving at least 90 days’ prior written notice to the Certificateholders and the IP Servicer. The Majority Certificateholders may remove the Trustee at any time in their discretion upon 60 days’ prior written notice to the Trustee. In case of the resignation or removal of the Trustee, the Majority Certificateholders shall promptly appoint a successor Trustee. Any resignation or removal of the Trustee shall not become effective until the successor Trustee shall have delivered a written acceptance of appointment under Section 10.1(b).

If a successor Trustee shall not have been appointed within 30 days after the giving of written notice of such resignation or the delivery of the written instrument with respect to such removal, either (i) the Trustee or (ii) the Majority Certificateholders may at the expense of the Trust apply to any court of competent jurisdiction to appoint a successor Trustee to act until such time, if any, as a successor Trustee shall have been appointed as provided above. Any successor Trustee so appointed by such court shall immediately and without further act be superseded by any successor Trustee appointed as above provided within one year from the date of the appointment by such court.

                         (b) Any successor Trustee, however appointed, shall execute and deliver to the predecessor Trustee an instrument accepting such appointment, and thereupon such successor Trustee, without further act, shall become vested with all the estates, properties, rights, powers, duties and trust of the predecessor Trustee in the trusts hereunder with like effect as if originally named the Trustee herein; but nevertheless, upon the written request of such successor Trustee, such predecessor Trustee shall execute and deliver an instrument transferring to such successor Trustee, upon the trusts herein expressed, all the estates, properties, rights, powers, duties and trusts of such predecessor Trustee, and such predecessor Trustee shall duly assign, transfer, deliver and pay over to such successor Trustee all moneys or other property then held or subsequently received by such predecessor Trustee upon the trusts herein expressed.

                         (c) Any successor Trustee, however appointed, shall be a bank or trust company incorporated and doing business within the United States of America and having a combined capital and surplus of at least $50,000,000, if there be such an institution willing, able and legally qualified to perform the duties of the Trustee hereunder upon reasonable or customary terms.

                         (d) Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation to which substantially all the corporate trust business of the Trustee may be transferred, shall, subject to the terms of Section 10.1(c) hereof, be the Trustee under this Trust Agreement without further act.

                    10.2. Appointment of Co-Trustees or Additional Trustees.

                         (a) At any time or times, for the purpose of meeting any legal requirements of any jurisdiction in which any of the Trust Property may at the time be located, or in the event that the Trustee is unwilling to perform any act in any jurisdiction other than the State of Delaware, the Trustee shall have the power to appoint one or more individuals or corporations either to act as co-trustee or co-trustees jointly with the Trustee or to act as separate trustee or separate trustees and to vest in such Person or Persons, in such capacity, such title to the Trust Property or any part thereof, and such rights, powers, duties, trusts or obligations as may be necessary for the Trust to carry out the purposes hereunder, subject to the remaining provisions of this Section.

                         (b) Unless otherwise provided in the instrument appointing such co-trustee or separate trustee, every co-trustee or separate trustee shall, to the extent permitted by law, be appointed subject to the following terms, namely:

                         (i) All rights, powers, trusts, duties and obligations conferred by this Agreement upon the Trustee in respect of the custody, control or management of moneys, papers, securities and other personal property shall be exercised solely by the Trustee;

                         (ii) All rights, powers, trusts, duties and obligations conferred or imposed by this Agreement upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee, or by the Trustee and such co-trustee or co-trustees, or separate trustee and separate trustees jointly, except to the extent that, under the law of any jurisdiction in which any particular act or acts are to be performed, the Trustee shall be incompetent or unqualified to perform such act or acts, or in the event that the Trustee is unwilling to perform any act in any jurisdiction other than the State of Delaware, in which event such act or acts shall be performed by such co-trustee or co-trustees or separate trustee or separate trustees alone;

                         (iii) Any request in writing by the Trustee to any co-trustee or separate trustee to take or refrain from taking any action hereunder shall be sufficient warrant for the taking, or the refraining from taking, of such action by such co-trustee or separate trustee;

(iv) Any co-trustee or separate trustee to the extent permitted by law may delegate to the Trustee the exercise of any right, power, trust, duty or obligation, discretionary or otherwise;

                         (v) The Trustee at any time, by instrument in writing, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section 10.2. A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section 10.2;

                         (vi) Neither the Trustee nor any co-trustee or separate trustee appointed hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder selected by it with reasonable care;

                         (vii) Any demand, request, direction, appointment, removal, notice, consent, waiver or other action in writing executed by the Certificateholders or any Servicer and delivered to the Trustee shall be deemed to have been delivered to each such co-trustee or separate trustee; and

                         (viii) Any moneys, securities or other items of personal property received by any such co-trustee or separate trustee hereunder shall forthwith, so far as may be permitted by law, be turned over to the Trustee to be held pursuant to the terms hereof.

                         (c) Upon the acceptance in writing of such appointment by any such co-trustee or separate trustee, such Person shall be vested with the estate, right, title and interest in the Trust Property, or portion thereof, and with such rights, powers, duties, trusts or obligations, jointly or separately with the Trustee, as set forth herein or otherwise, all as shall be specified in the instrument of appointment, subject to all the terms hereof. Every such acceptance shall be filed with the Trustee.

                         (d) In case any co-trustee or separate trustee shall die, become incapable of acting, resign or be removed, the estate, right, title and interest in the Trust Property and all rights, powers, trusts, duties and obligations of said co-trustee or separate trustee shall, so far as permitted by law, vest in and be exercised by the Trustee unless and until a successor co-trustee or separate trustee shall be appointed pursuant to this Section 10.2.

ARTICLE XI

MISCELLANEOUS

                    11.1. Supplements and Amendments.

                         (a) Without the consent of any other Person, the Majority Certificateholders and the Trustee, at any time and from time to time, may amend or supplement this Agreement:

(i) to correct or amplify the description of the property at any time subject to the trust created hereby, or better to assure, convey and confirm unto the Trust any Trust Property;

                         (ii) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee and to add to or change any of the provisions as shall be necessary to facilitate the administration of the trusts hereunder by one or more co-trustees, pursuant to the requirements of Sections 10.1 and 10.2 hereof;

(iii) to take any action necessary or advisable to prevent the Trust or the Trustee from becoming subject to any withholding or other taxes, fees and assessments;

(iv) to cure any ambiguity or to correct or supplement any provisions herein which may be inconsistent with any other provision herein; and

(v) subject to Sections 11.1(b), for any other purpose.

                    (b) No amendment of or supplement to this Agreement shall be entered into without the consent of all of the affected Certificateholders that would do any of the following:

(i) reduce in any manner the amount of, or delay the timing of, payments received that are required to be distributed on any Certificate;

(ii) reduce the percentage of Certificates the Holders of which are required to consent to any such amendment; or

(iii) cause any material adverse tax consequences to any Certificateholder.

                         (c) The Trustee may rely upon a certificate of the Majority Certificateholders or the IP Servicer stating that the conditions precedent to amending or supplementing this Trust Agreement have been satisfied.

                    11.2. No Legal Title to Trust Property in Certificateholders. The Certificateholders shall not have legal title to any part of the Trust Property and shall only have an undivided beneficial interest therein. No transfer, by operation of law or otherwise, of any right, title and interest of the Certificateholders in and to their undivided beneficial interest in the Trust Property hereunder shall operate to terminate this Trust Agreement or the trusts hereunder or entitle any successor transferee to an accounting or to the transfer to it of legal title to any part of the Trust Property.

                    11.3. Limitations on Rights of Others. Nothing in this Trust Agreement, whether express or implied, shall be construed to give to any Person other than the Trustee and the Certificateholders and, to the extent expressly set forth herein, Covered Persons, any legal or equitable right, remedy or claim in the Trust Property or under or in respect of this Trust Agreement or any covenants, conditions or provisions contained herein.

                    11.4. Notices. Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing and delivered by hand or mailed by certified mail, postage prepaid, if to the Trustee, addressed to: Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration, or to such other address as the Trustee may have set forth in a written notice to the registered Certificateholders; and if to a Certificateholder, addressed to it at the address set forth for such Certificateholder in the Certificate Register maintained by the Certificate Registrar and, in each such case, with a copy to Arby’s and Triarc Companies, Inc., at their addresses set forth in the IP Servicing Agreement. Whenever any notice in writing is required to be given by any party hereunder, such notice shall be effective upon receipt by the party to whom such notice is to be delivered.

                    11.5. Exculpation and Indemnification.

                         (a) No Officer of the Trust (collectively, the “Covered Persons”) shall be liable to the Trust or any other Person who has an interest in or claim against the Trust for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Trust and in a manner reasonably believed by such Covered Person to be within the scope of the authority conferred on such Covered Person by or in accordance with this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person’s gross negligence or willful misconduct.

                         (b) To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Trust for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Trust and in a manner reasonably believed by such Covered Person to be within the scope of the authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person’s gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 11.5 by the Trust shall be provided out of and to the extent of Trust Property only, and no Certificateholder shall have any personal liability on account thereof.

                         (c) To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Trust prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Trust of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in this Section 11.5.

                         (d) A Covered Person shall be fully protected in relying in good faith upon the records of the Trust and upon such information, opinions, reports or statements presented to the Trust by any Person as to matters the Covered Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Trust, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the Certificateholders might properly be paid.

                         (e) To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Trust or to any other Covered Person, a Covered Person acting under this Agreement shall not be liable to the Trust or to any other Covered Person for its good faith reliance on the provisions of this Agreement or any approval or authorization granted by the Trust or any other Covered Person except that a Covered Person shall not be exculpated from any such liability incurred by reason of such Covered Person’s bad faith or willful misconduct. The provisions of this Agreement and any instrument pursuant to which such Covered Person was appointed, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Certificateholders to replace such other duties and liabilities of such Covered Person.

                         (f) The foregoing provisions of this Section 11.5 shall survive any termination of this Agreement.

                    11.6. Severability. Any provision of this Trust Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                    11.7. Separate Counterparts. This Trust Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

                    11.8. Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Trustee and its successors and assigns and each Certificateholder and its successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by a Certificateholder shall bind the successors and assigns of such Certificateholder.

                    11.9. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

                    11.10. Governing Law. This Trust Agreement shall in all respects be governed by, and construed in accordance with, the laws of the State of Delaware (excluding conflict of law rules), including all matters of construction, validity and performance.

[Signature page follows]

                    IN WITNESS WHEREOF, the parties hereto have caused this Second Amended and Restated Trust Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

WILMINGTON TRUST COMPANY

By:	/s/ Jeffrey J. Rossi

Name: Jeffrey J. Rossi
Title: Senior Financial Services Officer

ARBY’S HOLDINGS, LLC

By:	/s/Curtis S. Gimson

Name:
Title:

EXHIBIT A

to

TRUST AGREEMENT

FORM OF CERTIFICATE

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“1933 ACT”), OR WITH ANY SECURITIES REGULATORY AUTHORITY IN ANY JURISDICTION OR UNDER THE SECURITIES LAWS OR “BLUE SKY” LAWS OF ANY STATE AND HAS BEEN SOLD IN RELIANCE UPON AN EXEMPTION PROVIDED IN THE 1933 ACT AND APPLICABLE STATE SECURITIES AND BLUE SKY LAWS. THE TRUST HAS NOT BEEN REGISTERED UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (“1940 ACT”). THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF (EACH A “TRANSFER”) UNLESS SUBSEQUENTLY REGISTERED UNDER THE 1933 ACT AND APPLICABLE STATE SECURITIES AND BLUE SKY LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE (AND EITHER THE CERTIFICATE REGISTRAR, THE TRUST OR THE TRUSTEE MAY REQUIRE AN OPINION OF COUNSEL TO SUCH EFFECT PRIOR TO EFFECTING ANY SUCH TRANSFER). EACH PURCHASER OF THIS CERTIFICATE IS HEREBY NOTIFIED THAT THE SELLER OF THIS CERTIFICATE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE 1933 ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS CERTIFICATE AGREES FOR THE BENEFIT OF THE TRUST THAT (A) THIS CERTIFICATE MAY BE OFFERED, RESOLD OR OTHERWISE TRANSFERRED, ONLY (I) TO A PERSON WHOM THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE 1933 ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A AND ALSO A QUALIFIED PURCHASER (FOR PURPOSE OF THE 1940 ACT), WHICH IS NOT FORMED FOR THE PURPOSE OF INVESTING IN THE TRUST (EXCEPT WHEN EACH BENEFICIAL OWNER OF THE TRANSFEREE IS A QUALIFIED PURCHASER FOR THE PURPOSES OF THE 1940 ACT) AND HAS RECEIVED THE NECESSARY CONSENT FROM ITS BENEFICIAL OWNERS WHEN THE PURCHASER IS A PRIVATE INVESTMENT COMPANY FORMED BEFORE APRIL 30, 1996 WITHOUT LOSS OF ANY APPLICABLE EXEMPTIONS UNDER THE 1940 ACT; (II) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT, SUBJECT TO THE TRUST’S AND THE CERTIFICATE REGISTRAR’S RIGHT PRIOR TO ANY

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SUCH OFFER, SALE OR TRANSFER (a) PURSUANT TO THIS CLAUSE (II) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND (b) PURSUANT TO CLAUSE I OR THIS CLAUSE II, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON EACH SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR, OR (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. TRANSFER OF THIS CERTIFICATE IS SUBJECT TO COMPLIANCE WITH ADDITIONAL REQUIREMENTS SET FORTH IN SECTION 3.3 OF THE SECOND AMENDED AND RESTATED TRUST AGREEMENT OF THE TRUST, DATED AS OF JULY__, 2005, AS AMENDED FROM TIME TO TIME. ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE TRUST, THE TRUSTEE OR ANY INTERMEDIARY.

THIS CERTIFICATE MAY BE SOLD AND IS TRANSFERABLE ONLY TO U.S. PERSONS. PURCHASERS AND TRANSFEREES (INCLUDING NOMINEES OF BENEFICIAL OWNERS) OF THIS CERTIFICATE MUST REPRESENT THAT THEY ARE INDIVIDUALS OR ENTITIES THAT ARE U.S. PERSONS (GENERALLY, CITIZENS OR RESIDENTS OF THE U.S. AND CORPORATIONS OR PARTNERSHIPS ORGANIZED UNDER THE LAWS OF THE UNITED STATES), AND EACH MUST PROVIDE A CERTIFICATE OF NON-FOREIGN STATUS UNDER PENALTIES OF PERJURY.

THIS CERTIFICATE MAY NOT BE TRANSFERRED, DIRECTLY OR INDIRECTLY, TO ANY TRANSFEREE UNLESS SUCH PROPOSED TRANSFEREE REPRESENTS AND WARRANTS TO THE TRUST AND THE CERTIFICATE REGISTRAR THAT SUCH PROPOSED TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN WHICH IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR (ii) A PLAN DESCRIBED IN SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, OR (iii) A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN DESCRIBED IN (i) OR (ii) ABOVE.

CERTIFICATE

CREATED UNDER THE SECOND AMENDED AND RESTATED
TRUST AGREEMENT
DATED AS OF JULY __, 2005

Certificate No. __	Percentage Interest:	_______%

Issue Date: _____________

                    Wilmington Trust Company, a Delaware banking corporation, as trustee (the “Trustee”) under the Second Amended and Restated Trust Agreement (as amended, modified or supplemented from time to time, the “Trust Agreement”) of Arby’s IP Holder Trust, a Delaware statutory trust (the “Trust”), dated as of July __, 2005, between the Trustee and Arby’s Holdings, LLC, a Delaware limited liability company, as Certificateholder (as defined therein), hereby certifies that ___________ is the owner of the Percentage Interest set forth above of the Certificates of the Trust created by the Trust Agreement. This Certificate is issued pursuant to and is entitled to the benefits of the Trust Agreement, and each Certificateholder by acceptance hereof shall be bound by the terms of the Trust Agreement. Reference is hereby made to the Trust Agreement for a statement of the rights and obligations of the Certificateholder hereof. The Trustee, the Certificate Registrar and the Treasurer of the Trust may treat the Person shown on the certificate register maintained by the Certificate Registrar pursuant to Section 3.2 of the Trust Agreement as the absolute Certificateholder hereof for all purposes.

                    Distributions with respect to this Certificate will be made at the times and in the aggregate amounts determined from time to time by the Majority Certificateholders. Distributions with respect to this Certificate, if any, shall be payable to the Person shown on such certificate register maintained by the Certificate Registrar as the Certificateholder hereof as of the last Business Day of the calendar month immediately preceding the calendar month in which the payment of the distribution occurs.

                    Capitalized terms used herein and not defined herein have the meanings ascribed to them in or by reference in the Trust Agreement.

                    Transfer of this Certificate is subject to certain restrictions and limitations set forth in the Trust Agreement. In the manner more fully set forth in, and as limited by, the Trust Agreement, this Certificate only may be transferred upon the books of the Certificate Registrar by the registered Certificateholder in person, or by his attorney duly authorized in writing, upon surrender of this Certificate to the Certificate Registrar accompanied by a written instrument of transfer and with such signature guarantees and evidence of authority of the Persons signing the instrument of transfer as the Certificate Registrar may reasonably require, whereupon the Trust shall issue in the name of the

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designated transferee or transferees one or more new Certificates in authorized denominations of a like aggregate amount dated the date of the issuance by the Trust.

                    The Certificateholder hereof, by its acceptance of this Certificate, warrants, represents and covenants to the Trustee and to the Certificateholders of the other Certificates issued under the Trust Agreement that it will not, and agrees not to, transfer this Certificate except in accordance with the Trust Agreement, including, without limitation, the restrictions on transferability set forth in Section 3.3 of the Trust Agreement.

                    This Certificate and the Trust Agreement shall in all respects be governed by, and construed in accordance with, the laws of the State of Delaware (excluding conflict of law rules).

                    IN WITNESS WHEREOF, the Trustee, pursuant to the Trust Agreement, has caused this Certificate to be issued as of_____________.

WILMINGTON TRUST COMPANY,
not in its individual capacity
but solely as Trustee

By:

Name:
Title:

EXHIBIT B

TRUST AGREEMENT

FORM OF INVESTMENT LETTER

[Name and address
of Certificate Registrar]

Re:      Arby’s IP Holder Trust Certificates (the “Certificates”)

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by _______________ (the “Transferor”) to _______________ (the “Transferee”) of the Certificates (the “Transferred Certificates”) evidencing a _______% Percentage Interest in the Trust. The Certificates, including the Transferred Certificates, were issued pursuant to the Second Amended and Restated Trust Agreement, dated as of July __, 2005 (the “Trust Agreement”) of Arby’s IP Holder Trust, a Delaware statutory trust, between Wilmington Trust Company, a Delaware banking corporation, as trustee (the “Trustee”), and Arby’s Holdings, LLC, a Delaware limited liability company, as the Certificateholder. Capitalized terms used herein and not defined shall have the meanings ascribed to them in or by reference to the Trust Agreement. The Transferee hereby certifies, represents, and warrants to you, as Certificate Registrar, that:

          1. The Transferee is a “qualified institutional buyer” as that term is defined in Rule 144A (“Rule 144A”) under the Securities Act (a “Qualified Institutional Buyer”) and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it of the Transferred Certificates is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Certificates for its own account or for the account of a Qualified Institutional Buyer, and understands that such Transferred Certificates may be resold or transferred only (i) to a Person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the resale or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

          2. The Transferee is a “qualified purchaser” as such term is defined in Section 2(a)(51)(A) (a “Qualified Purchaser”) under the Investment Company Act of 1940, as amended (the “1940 Act”), and has completed the form of certification to that effect attached hereto as Annex 3. The Transferee is aware that the sale to it of the Transferred Certificates is being made in reliance on Section 3(c)(7) of the 1940 Act. The Transferee is acquiring the Transferred Certificates for its own account or for the account of a Qualified Purchaser, and understands that such Transferred Certificates may be resold or transferred only to

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a person reasonably believed to be a Qualified Purchaser that purchases for its own account or for the account of a Qualified Purchaser.

          3. The Transferee understands and agrees that it will be required to obtain the certification contained herein (including one of the forms of certification attached hereto as Annex 1 and Annex 2) from any subsequent transferee of the Transferred Certificates.

          4. The Transferee has been furnished with all information regarding (a) the Transferred Certificates and distributions thereon, (b) the nature, performance and servicing of the Notes and (c) the Trust Agreement.

Very truly yours,

(Transferee)

By:

Name:

Title:

ANNEX 1

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[for Transferees other than Registered Investment Companies]

                    The undersigned hereby certifies as follows to [name of Transferor] (the “Transferor”) and [name of Certificate Registrar], as Certificate Registrar, with respect to the certificates being transferred (the “Transferred Certificates”) as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

          1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the “Transferee”).

          2. The Transferee is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”), because (i) the Transferee owned and/or invested on a discretionary basis $________[1] in securities (other than the excluded securities referred to below) as of the end of the Transferee’s most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

___

Corporation, etc. The Transferee is a corporation (other than bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

___

Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any State, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S. bank, and not more than 18 months preceding such date of sale for a foreign bank or equivalent institution.

[1] Transferee must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee is a dealer, and, in that case, Transferee must own and/or invest on a discretionary basis at least $10,000,000 in securities.

2

___

Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale for a foreign savings and loan association or equivalent institution.

___	Broker-Dealer. The Transferee is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

___

Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

___

State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

___	ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended.

___	Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

___

Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

_______________________________________________________________________________________________________________________________
_______________________________________________________________________________________________________________________________
_______________________________________________________________________________________________________________________________
_______________________________________________________________________________________________________________________________

          3. The term “securities” as used herein does not include (i) securities of issuers that are Affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase

3

agreement and (vii) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include any of the securities referred to in this paragraph.

          4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee, unless the Transferee reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee’s direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934.

          5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

____ ____	Will the Transferee be purchasing the Transferred
Yes No	Certificates only for the Transferee’s own account?

          6. If the answer to the foregoing question is “no,” then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a “qualified institutional buyer” within the meaning of Rule 144A, and the “qualified institutional buyer” status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

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          7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee’s purchase of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.

Print Name of Transferee

By:

Name:

Title:

Date:

ANNEX 2

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[for Transferees that are Registered Investment Companies]

                    The undersigned hereby certifies as follows to [name of Transferor] (the “Transferor”) and [name of Certificate Registrar], as Certificate Registrar, with respect to the certificate being transferred (the “Transferred Certificates”) as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

          1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the “Transferee”) or, if the Transferee is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”), because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the “Adviser”).

          2. The Transferee is a “qualified institutional buyer” as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee’s Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee’s most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee’s Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee’s Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

___

The Transferee owned and/or invested on a discretionary basis $________ in securities (other than the excluded securities referred to below) as of the end of the Transferee’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

___

The Transferee is part of a Family of Investment Companies which owned in the aggregate $________ in securities (other than the excluded securities referred to below) as of the end of the Transferee’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

3. The term “Family of Investment Companies” as used herein means two or more registered investment companies (or series thereof) that have the

2

same investment adviser or investment advisers that are Affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

          4. The term “securities” as used herein does not include (i) securities of issuers that are Affiliated with the Transferee or are part of the Transferee’s Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee’s Family of Investment Companies, the securities referred to in this paragraph were excluded.

          5. The Transferee is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

____ ____	Will the Transferee be purchasing the Transferred
Yes No	Certificates only for the Transferee’s own account?

          6. If the answer to the foregoing question is “no,” then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a “qualified institutional buyer” within the meaning of Rule 144A, and the “qualified institutional buyer” status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

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          7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee’s purchase of the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

Print Name of Transferee or Adviser

By:

Name:

Title:

IF AN ADVISER:

Print Name of Transferee

Date:

ANNEX 3

QUALIFIED PURCHASER STATUS UNDER
THE INVESTMENT COMPANY ACT OF 1940

                    The undersigned hereby certifies as follows to [name of Transferor] (the “Transferor”) and [name of Certificate Registrar], as Certificate Registrar, with respect to the certificates being transferred (the “Transferred Certificates”) as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

                    1. As indicated below, if the Transferee is an entity, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer with duly granted authority, of the entity purchasing the Transferred Certificates (the “Transferee”).

                    2. The Transferee meets the standards of a “qualified purchaser” as such term is defined in Section 2(a)(51)(A) (a “Qualified Purchaser”) under the Investment Company Act of 1940, as amended (the “1940 Act”), by satisfying the criteria in the category marked below.

— The Transferee is a natural person who owns not less than $5,000,000 in investments as defined by Rule 2(a)(51) of the 1940 Act (“Investments”).

— The Transferee is a company, as defined in Section 2(a)(8) of the 1940 Act, including a corporation, association, joint-stock company, trust, fund or any organized group of persons whether incorporated or not (a “Company”), not formed for the specific purpose of acquiring the Transferred Certificates, that owns not less than $5,000,000 in Investments and that is owned directly or indirectly by or for 2 or more natural persons who are related as siblings or spouse (including former spouses), or direct lineal descendants by birth or adoption, spouses of such persons, the estates of such persons, or foundations, charitable organizations or trusts established by or for the benefit of such persons.

— The Transferee is a trust that is not covered by the paragraph immediately above, and that was not formed for the specific purpose of acquiring the Transferred Certificates, as to which the trustee or other person authorized to make decisions with respect to the trust, and each settlor or other person who has contributed assets to the trust, is a Qualified Purchaser.

— The Transferee is a Company, not formed for the specific purpose of acquiring the Transferred Certificates, acting for its own account or the accounts of other qualified purchasers, who in the aggregate owns and invests on a discretionary basis, not less than $25,000,000 in Investments.

— The Transferee is a Company, each of the beneficial owners of which are Qualified Purchasers.

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— The Transferee is a “qualified institutional buyer” (as defined in paragraph (a) of Rule 144A under the Securities Act of 1933, as amended) that is acting for its own account, the account of another “qualified institutional buyer,” or the account of a “qualified purchaser,” provided, that

          (i) if the Transferee is a dealer described in paragraph (a)(1)(ii) of Rule 144A, it must own and invest on a discretionary basis at least $25,000,000 in securities of issuers that are not affiliated persons of the dealer; and

          (ii) a plan referred to in paragraph (a)(1)(i)(D) or (a)(1)(i)(E) of Rule 144A, or (iii) a trust fund described in paragraph (a)(1)(i)(F) of Rule 144A that holds the assets of such a plan, will only be deemed to be acting for its own account to the extent that investment decisions are made by the fiduciary, trustee or sponsor of such plan and then only with respect to the assets as to which investment decisions are made by the fiduciary trustee or sponsor;

                    3. For the purposes of determining the aggregate value of investments owned or invested on a discretionary basis by the Transferee, the Transferee used either the cost of each investment or the fair market valuation on the most recent practicable date of such investment (provided, that commodity interests were valued at their original margin or option premium), in each case subtracting the principal amount of any outstanding debt, including margin loans, incurred for the purpose of acquiring each investment. Further, in determining such aggregate amount, the Transferee may have included (i) investments held for the account of the Transferee with investments made by the Transferee on a discretionary basis for other Qualified Purchasers (ii) investments owned by majority owned subsidiaries of the Transferee, or owned by a parent company that owns a majority interest in the Transferee (a “Parent Company”), or owned by other majority-owned subsidiaries of the Parent Company (iii) investments held under a joint, community property or similar share ownership interest with the Transferee’s spouse, if the Transferee is a natural person, or (iv) investments held in any IRA, 401(k) or similar retirement account, provided that the Transferee is a natural person and such account is directed by the Transferee and held for the Transferee’s benefit.

                    4. The Transferee acknowledges that it is familiar with Sections 2(a)(51)(A) and 3(c)(7) of the 1940 Act and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Section 3(c)(7) of the 1940 Act.

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                    5. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee’s purchase of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such purchase.

Print Name of Transferee

By:

Name:

Title:

Date:

EXHIBIT C

TRUST AGREEMENT

CERTIFICATE OF NON-FOREIGN STATUS

Description of Certificates, including numbers:
__________________
__________________
__________________

                    This Certificate of Non-Foreign Status (“certificate”) is delivered pursuant to Section 3.3(b) of the Second Amended and Restated Trust Agreement (the “Trust Agreement”) of Arby’s IP Holder Trust, a Delaware statutory trust, dated as of July __, 2005, between Arby’s Holdings, LLC, a Delaware limited liability company, as Certificateholder and Wilmington Trust Company, as Trustee, in connection with the acquisition of, transfer to or possession by the undersigned, whether as beneficial owner (the “Beneficial Owner”), or nominee on behalf of the Beneficial Owner of the above-described Certificates (the “Certificates”). Capitalized terms used herein and not defined in this certificate have the meanings ascribed to them in or by reference in the Trust Agreement.

                    Each holder must complete Part I, Part II (if the holder is a nominee), and in all cases sign and otherwise complete Part III. In addition, each holder shall submit with this certificate an IRS Form W-9 relating to such holder.

                    To confirm to the Trust that the provisions of Section 1446 of the Internal Revenue Code (relating to withholding tax on foreign partners) do not apply in respect of the Certificates held by the undersigned, the undersigned hereby certifies:

Part I - Complete Either A or B

A.	Individual as Beneficial Owner

	1.	I am (The Beneficial Owner is) not a non-resident alien for purposes of U.S. income taxation;

	2.	My (The Beneficial Owner’s) name and home address are:

_______________________________________________
_______________________________________________
_______________________________________________; and

	3.	My (The Beneficial Owner’s) U.S. taxpayer identification number (Social Security Number) is ___________.

2

B.	Corporate, Partnership or Other Entity as Beneficial Owner

	1.	___________________(Name of the Beneficial Owner) is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and Treasury Regulations);

	2.	The Beneficial Owner’s office address and place of incorporation (if applicable) is ____________________; and

	3.	The Beneficial Owner’s U.S. employer identification number is _________________.

Part II - Nominees

                    If the undersigned is the nominee for the Beneficial Owner, the undersigned certifies that this certificate has been made in reliance upon information contained in:

____ an IRS Form W-9

____ a form such as this or substantially similar

provided to the undersigned by an appropriate person and (i) the undersigned agrees to notify the Trust at least thirty (30) days prior to the date that the form relied upon becomes obsolete, and (ii) in connection with change in Beneficial Owners, the undersigned agrees to submit a new Certificate of Non-Foreign Status to the Trust promptly after such change.

Part III - Declaration

                    The undersigned, as the Beneficial Owner or a nominee thereof, agrees to notify the Trust within sixty (60) days of the date that the Beneficial Owner becomes a foreign person. The undersigned understands that this certificate may be disclosed to the Internal Revenue Service by the Trust and any false statement contained therein could be punishable by fines, imprisonment or both.

                    Under penalties of perjury, I declare that I have examined this certificate and to the best of my knowledge and belief it is true, correct and complete and will further declare that I will inform the Trust of any change in the information provided above, and, if applicable, I further declare that I have the authority to sign this document.

Name

Title (if applicable)

3

Signature and Date

*NOTE: If signed pursuant to a power of attorney, the power of attorney must accompany this certificate.

SCHEDULE A

OFFICERS

Name	Office

Douglas N. Benham	President and Chief Executive Officer

Thomas A. Garrett	Chief Operating Officer

Todd Weyhrich	Chief Financial Officer and Treasurer

Sharron L. Barton	Chief Administrative Officer

Jordan Krolick	Chief Development Officer

Edward P. Garden	Executive Vice President

Francis T. McCarron	Executive Vice President

Brian L. Schorr	Executive Vice President

Ray Biondi	Senior Vice President – Franchise Management

Daniel T. Collins	Senior Vice President – Mergers and Acquisitions/Lease Management

Curtis S. Gimson	Senior Vice President and General Counsel; and Assistant Secretary

John L. Gray, Jr.	Senior Vice President - Corporate Communication

Michael I. Lippert	Senior Vice President – Company Operations

J. David Pipes	Senior Vice President - Chief Accounting Officer

Stuart I. Rosen	Senior Vice President and Secretary

John A. Todd, Jr.	Senior Vice President - Development

Don Zimmerman	Senior Vice President and Chief Information Officer

Susan A. Bauer	Vice President – Tax

Jeffrey B. Brams	Vice President and Associate General Counsel

Robert J. Crowe	Vice President

John Frederick	Vice President – Corporate Controller

Marsha Mack	Vice President – Finance

David I. Mossé	Vice President and Assistant Secretary

Karen L. Shelledy	Vice President - Franchise Services

Tambra S. King	Assistant Secretary

Jane A. Singletary	Assistant Secretary

Judy Tate	Assistant Secretary

Juli Anne Weichart	Assistant Secretary

EXECUTION COPY

SECOND AMENDED AND RESTATED TRUST AGREEMENT

of

ARBY’S IP HOLDER TRUST

Dated as of July 25, 2005

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6.2.	General Duties	15
6.3.	Specific Authority	15
6.4.	Fiscal Year	15
6.5.	Duties; Accounting and Reports to the Certificateholders, the Internal Revenue Service and Others; Available Information; Servicing Agreements	15
6.6.	Signature of Returns	17
6.7.	Right to Receive Instructions	17
6.8.	No Duties Except as Specified in this Trust Agreement or in Instructions	17
6.9.	No Action Except Under Specified Documents or Instructions	18

ARTICLE VII CONCERNING THE TRUSTEE		18

7.1.	Acceptance of Trusts and Duties	18
7.2.	Furnishing of Documents	19
7.3.	Reliance; Advice of Counsel	19
7.4.	Doing Business in Other Jurisdictions	19
7.5.	Not Acting in Individual Capacity	20

ARTICLE VIII COMPENSATION OF TRUSTEE		20

8.1.	Trustee’s Fees and Expenses	20
8.2.	Indemnification	20
8.3.	Lien on Trust Property	20
8.4.	Payments to the Trustee	21

ARTICLE IX DISSOLUTION AND TERMINATION OF TRUST		21

9.1.	Dissolution and Termination of Trust	21
9.2.	No Dissolution by Certificateholders	21

ARTICLE X SUCCESSOR TRUSTEES AND ADDITIONAL TRUSTEES		21

10.1.	Resignation of Trustee; Appointment of Successor	21
10.2.	Appointment of Co-Trustees or Additional Trustees	22

ARTICLE XI MISCELLANEOUS		24

11.1.	Supplements and Amendments	24
11.2.	No Legal Title to Trust Property in Certificateholders	25
11.3.	Limitations on Rights of Others	25
11.4.	Notices	25
11.5.	Exculpation and Indemnification	25
11.6.	Severability	27
11.7.	Separate Counterparts	27
11.8.	Successors and Assigns	27
11.9.	Headings	27
11.10.	Governing Law	27

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Schedules and Exhibits

SCHEDULE A                     Officers

EXHIBIT A	Form of Certificate

EXHIBIT B	Form of Investment Letter

	Annex 1 -	Qualified Institutional Buyer Status under SEC Rule 144A (Transferees other than Registered Investment Companies)

	Annex 2 -	Qualified Institutional Buyer Status under SEC Rule 144A (Transferees that are Registered Investment Companies)

	Annex 3 -	Qualified Purchaser Status under The Investment Company Act of 1940

EXHIBIT C	Certificate of Non-Foreign Status

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